Exhibit 3.2

ROSS MILLER
Secretary of State                                               Document Number
254 Norht Carson Street, Ste 1                                    20100089610-77
Carson City, Nevada 89701-4299                              Filing Date and Time
(776) 684 5708                                               02/11/2010 11:00 AM
Website:  secretaryofstate.biz                                     Entity Number
                                                                   E0515782007-5

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CHANGE PURSUANT                            Ross Miller
      TO NRS 78.209                                       Secretary of State
                                                          State of Nevada



                                              ABOVE SPACE IS FOR OFFICE USE ONLY


               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     Jin Jie Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     50,000,000  shares of  common  stock at $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     1,750,000,000  shares of  common  stock at $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     35 new shares of common stock will be issued for every one old share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     No fractional shares will be issued, fractional shares will be rounded up to the next whole number.

7.   Effective date of filing (optional): February 17, 2010

                 (must not be later than 90 days after the certificate is filed)

8.   Officer Signature X /s/ Cally Ka Lai Lai                     President
                                Signature                           Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.